UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 12, 2006
                                                        ------------------------

                                  CIMNET, INC.
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               (Exact name of Company as specified in its charter)


            Delaware                    0-22597               52-2075851
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   (State or other jurisdiction       (Commission            IRS Employer
        of incorporation)             File Number)        Identification No.)


        946 West Penn Avenue         Robesonia, PA                19551
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           (Address of principal executive offices)            (Zip Code)


        Company's telephone number, including area code   (610) 693-3114
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities

On January 12, 2006, the Board of Directors of Cimnet, Inc.. (the "Company") authorized the issuance of options to purchase a total of 525,000 shares of the Company's common stock as compensation to certain executive officers, employees and outside directors of the Company. Each of the options are exercisable at $.60 per share (the closing price of the Company's common stock on the date of issuance), vest immediately and are exercisable for a period of 5 years.

The following officers and directors were granted options: Jason Dietrich, the Company's Vice President- Sales (100,000 options); Tony Crouch, the Company's Chief Technology Officer (100,000 options); and J. Jeffery Fox, Karl D. Gerhart, Sundaresh Ramayya , and David Birk, each of whom is a member of the Company's Board of Directors (12,500 options each). The options were issued under the Company's 2002 Stock Option Plan and pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

        10.1 Form of Notice of Grant of Stock Option and Stock Option Agreement



                                   SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            CIMNET, INC.


        Date: February 28, 2006
                                            By: /s/ JOHN RICHARDSON
                                                --------------------------------
                                                Name: John D. Richardson
                                                Title: President and Chief
                                                         Financial Officer

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